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                                                               EXHIBIT 10.4.10

COMMERCIAL DEMAND NOTE
----------------------

$1,000,000.00                                   Boston, Massachusetts
                                                August 10, 1998

      FOR VALUE RECEIVED, the undersigned (hereinafter, referred to as the "Borrower") promises to pay to the order of BANKBOSTON, N.A. (together with any successors or assigns, the "Bank"), ON DEMAND, at the Head Office of the Bank, 100 Federal Street, Boston, Massachusetts, One Million Dollars ($1,000,000.00) with interest thereon at a floating rate equal to the Base Rate.

      Interest shall be payable in arrears on the last day of the month following the date hereof and on the same day of each month thereafter, and otherwise, ON DEMAND by the Bank. The interest rate hereunder shall change as and when the Base Rate changes. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed including holidays and days on which the Bank is not open for the conduct of banking business.

SECTION 1.  REVOLVING CREDIT; PAYMENT TERMS.
            --------------------------------
      1-1. ESTABLISHMENT OF REVOLVING CREDIT. The Bank hereby establishes a revolving line of credit (hereinafter, the "Revolving Credit") in the Borrower's favor pursuant to which the Bank shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower as provided herein. The amount of the Revolving Credit shall be an amount equal to One Million Dollars ($1,000,000.00) (the "Revolving Credit Amount"). All loans made by the Bank under this Note, and all of the Borrower's other Obligations (as defined below) to the Bank under or pursuant to this Note, are payable the earlier of: (i) DEMAND by the Bank, and (ii) October 24, 1998. Prior to October 24, 1998 or the making of DEMAND hereunder, whichever is earlier, the Borrower may request financial accommodations in an amount equal to the Revolving Credit Amount, less any outstanding advances hereunder, the aggregate amounts then undrawn on all outstanding letters of credit, acceptances, or any other accommodations issued or incurred by the Bank for the account and/or benefit of the Borrower.

      1-2.  PROCEDURES FOR BORROWING.

            (a) The Borrower may request loans pursuant to the Revolving Credit from time to time hereafter in accordance with the procedures set forth in
Section 1-2(b), below. At the time of each loan made under or pursuant to this Note, the Borrower shall immediately become indebted to the Bank for the amount thereof.

            (b) The Borrower may request loans under the Revolving Credit in multiples of One Hundred Thousand Dollars ($100,000.00) in such manner as may from time to time be acceptable to the Bank, and which may include, without limitation, (i) telephone notice to such person as may be designated by the Bank or (ii) written notice.

            (c) Upon the making of any request by or on behalf of the Borrower for a loan, advance, or credit under the Revolving Credit, the Borrower shall be deemed to have certified that as of the date of such request, the following representations above, are each true and correct:


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                  (i)   there has been no material adverse change in the
      Borrower's financial condition from the most recent financial information furnished the Bank pursuant to this Note; and

                  (ii) the Borrower is in compliance with, and has not breached any of, its covenants contained in this Note; and

                  (iii) no Suspension Event (as that term is defined herein) is then occurring; and

                  (iv) no event has occurred nor failed to occur which occurrence or failure is, or with the passage of time or giving of notice (or both), would constitute, an Event of Default (as described herein), whether or not the Bank has exercised any of its rights upon such occurrence or failure.

  (c) As used herein, the term "Suspension Event" means and refers to any occurrence (A) which is an Event of Default or (B) which would become an Event of Default if the notice and/or the running of the period of time specified for that occurrence were to be given and/or were to run and such occurrence were not cured within any applicable grace period, if any.

      1-3. USE OF PROCEEDS. The proceeds from this Note shall be used solely to fund the working capital requirements of the Borrower.

      1-4. PAYMENTS; PREPAYMENTS. All payments hereunder shall be made by the Borrower to the Bank in United States currency at the Bank's address specified above (or at such other address as the Bank may specify), in immediately available funds, on or before 2:00 p.m. (Boston, Massachusetts time) on the due date thereof. Payments received by the Bank prior to the occurrence of an Event of Default will be applied FIRST to fees, expenses and other amounts due hereunder (excluding principal and interest); SECOND, to accrued interest; and THIRD to outstanding principal. After the occurrence of an Event of Default payments will be applied to the Obligations under this Note as the Bank determines in its sole discretion. Unless this Note bears interest at a fixed rate, the Borrower may pay all or a portion of the amount owed earlier than it is due without penalty. If this Note is payable in installments, prepayments shall be applied to installments of principal in the inverse order of the date on which they become due. AMOUNTS PREPAID MAY BE REBORROWED AT ANY TIME.

      1-5. DEFAULT RATE. To the extent permitted by applicable law, upon and after the Bank has made DEMAND on this Note, interest on principal and overdue interest shall, at the option of the Bank, be payable at a rate per annum (the "Default Rate") equal to three percent (3.0%) per annum above the rate of interest otherwise payable hereunder.

      1-6. LATE PAYMENT CHARGE. Without limitation of the foregoing Section 1.5, if a payment of principal or interest hereunder is not made on its due date, the Borrower shall pay a late charge equal to two percent (2.0%) of any payment not made when due. Nothing in the preceding sentence shall affect the Bank's right to make DEMAND at any time on this Note.

      1-7. DEPOSIT ACCOUNT. The Borrower shall maintain with the Bank a commercial demand deposit account. The Borrower requests and authorizes the Bank to debit such account in an amount equal to the amount of principal, interest, fees, charges or expenses due and payable under the terms of this Note on each date such amounts become due and payable. The Borrower shall maintain sufficient collected balances in this account to pay any such amounts as they become due.

      1-8. REPAYMENTS. In the event that the amount of the Revolving Credit Amount decreases below the then principal balance of such loans, the Borrower shall immediately pay to the Bank the amount by which such principal balance exceeds the Revolving Credit Amount.



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      1-9. STATEMENTS RENDERED BY BANK. Any statement rendered by the Bank to the Borrower concerning the Obligations shall be considered correct and accepted by the Borrower and shall be conclusively binding upon the Borrower unless the Borrower provides the Bank with written objection thereto within twenty (20) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Bank's books and records concerning the loan arrangement contemplated herein and the Borrower's Obligations shall be prima facie evidence and proof of the items described therein.

SECTION 2.  DEFAULTS AND REMEDIES.
            ----------------------

      2-1. DEFAULT. The occurrence of any of the following events or conditions shall constitute an "Event of Default" hereunder:

            (a) (i) default in the payment when due of the principal of or interest on this Note or (ii) any other default in the payment or performance of this Note or of any other Obligation or (iii) default in the payment or performance of any obligation of the Borrower to others for borrowed money or in respect of any extension of credit or accommodation or under any lease;

            (b) failure of any representation or warranty of the Borrower hereunder or under any agreement or instrument constituting or relating to any collateral for the Obligations or of any representation of warranty, statement or information in any documents or financial statements delivered to the Bank in connection herewith to be true and correct;

            (c) failure to furnish the Bank promptly on request with financial information about, or to permit inspection by the Bank of any books, records and properties of, the Borrower;

            (d) default or breach of any condition under any mortgage, security agreement, assignment of lease, or other agreement securing or otherwise relating to any collateral for the Obligations, including, without limitation, a certain Pledge Agreement between Borrower and Bank of even date;

            (e) the Borrower generally not paying its debts as they become due;

            (f) death, dissolution, termination of existence, insolvency, appointment of a receiver or other custodian of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, or any change in control of the Borrower; or

            (g) change in the condition or affairs (financial or otherwise) of the Borrower which in the opinion of the Bank will increase its risk.

The occurrence of an Event of Default hereunder shall constitute an Event of Default under all other loan arrangements between the Borrower and the Bank.

      2-2. REMEDIES. Upon DEMAND made by the Bank (whether or not an Event of Default has occurred), all Obligations of the Borrower shall become immediately due and payable without notice and, if the Obligations are secured, the Bank shall then have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies provided by agreement or at law or in equity, the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts. All rights and remedies of the Bank are cumulative and are exclusive of any rights or remedies provided by law or any other agreement, and may be exercised separately or concurrently.


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 SECTION 3. DEFINITIONS.
            ------------

      For purposes of this Note, the following definitions shall apply:

      "Base Rate" means the higher of (a) the annual rate of interest announced from time to time by the Bank at its head office in Boston, Massachusetts as its "base rate" and (b) one half of one percent (1/2%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time;

      "Obligation" means any obligation hereunder or otherwise of the Borrower to the Bank or to any of its Affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and

      "Obligor" means the Borrower, any guarantor or any other person primarily or secondarily liable hereunder or in respect hereof, including any person or entity who has pledged or granted to the Bank a security interest or other lien in property on behalf of the Borrower to constitute collateral for the Obligations.

SECTION 4.  MISCELLANEOUS.
            --------------

      4-1. DUE ORGANIZATION AND CORPORATE AUTHORIZATION. The Borrower presently is and shall hereafter remain in good standing as a corporation in that State in which it was incorporated and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary. The execution and delivery of this Note and of any other documents, instruments, and agreements executed in connection herewith constitute representations by the individual signing this Note and said instruments and by the Borrower that such execution and delivery have received all such corporate authorization as may be necessary to permit such execution and delivery to, and that they do, bind the Borrower.


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      4-2. WAIVER; AMENDMENT. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right or amendment hereto shall be effective unless in writing and signed by the Bank nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. Without limiting the generality of the foregoing, the acceptance by the Bank of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof. Each Obligor waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note or of any collateral for the Obligations, and assents to any extensions or postponements of the time of payment or any and all other indulgences under this Note or with respect to any such collateral, to any and all substitutions, exchanges or releases of any such collateral, or to any and all additions or releases of any other parties or persons primarily or secondarily liable hereunder, which from time to time be granted by the Bank in connection herewith regardless of the number or period of any extensions.

      4-3. SECURITY; SET-OFF. The Borrower grants to the Bank, as security for the full and punctual payment and performance of the Obligations, a continuing lien on and security interest in all securities or other property belonging to the Borrower now or hereafter held by the Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the Obligations of the Borrower, whether or not the Bank shall have made any demand under this Note and although such Obligations may be contingent or unmatured.

      4-4. EXPENSES. The Borrower will pay on demand all reasonable expenses of the Bank in connection with the preparation, default, collection or enforcement of this Note or any collateral for the Obligations, or any waiver or amendment of any provision of any of the foregoing, including, without limitation, attorneys fees of outside legal counsel, and including, without limitation, any fees or expenses associated with any travel, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an Obligation secured by such collateral.

      4-5. BANK RECORDS. The entries on the records of the Bank (including any appearing on this Note) shall be prima facie evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon.

      4-6. FINANCIAL INFORMATION. The Borrower shall furnish the Bank from time to time with such financial statements and other information relating to the Borrower as the Bank may require. Financial information about the Borrower furnished to the Bank shall be true and correct and fairly represent the financial condition of the Borrower as of the date(s) furnished and the operating results of the Borrower for the periods for which the same are furnished. The Borrower shall permit representatives of the Bank to inspect its books and records, and to make copies or abstracts thereof.

      4-7. GOVERNING LAW, CONSENT TO JURISDICTION. This Note is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws rules. The Borrower agrees that any suit for the enforcement of this Note may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting in such Commonwealth and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the Borrower by mail at the address specified below. The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

      4-8. SEVERABILITY; AUTHORIZATION TO COMPLETE; PARAGRAPH HEADINGS. If any provision of this Note shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way



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be affected or impaired thereby. Paragraph headings are for the convenience of reference only and are not a part of this Note and shall not affect its interpretation.

      4-9. JURY WAIVER. THE BANK (BY ITS ACCEPTANCE OF THIS NOTE) AND THE BORROWER AGREE THAT NEITHER OF THEM, INCLUDING ANY ASSIGNEE OR SUCCESSOR SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM. NEITHER THE BANK NOR THE BORROWER SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      4-10. DEMAND NATURE OF OBLIGATIONS. The Borrower acknowledges and agrees that all principal, interest and other fees, charges, costs and expenses now or hereafter advanced, accrued or otherwise outstanding or owing pursuant to this Note are payable ON DEMAND. NOTWITHSTANDING ANY PROVISION CONTAINED IN ANY OTHER DOCUMENT TO THE CONTRARY, THE BANK'S RIGHT TO MAKE DEMAND IS UNCONDITIONAL AND UNLIMITED. Provisions contained in this Note providing times or schedules for periodic payments are intended to govern payments hereunder unless and until demand for payment is made. The Borrower hereby acknowledges and agrees that the occurrence or continuance of any event of default or any failure by the Borrower to observe or perform any covenant or agreement contained in this Note or in any other instrument, document or agreement securing or otherwise entered into in connection with this Note shall not be required in order to make any such demand. The Borrower agrees that the Bank may make demand, at any time, in the exercise of Bank's sole discretion, for immediate payment of any or all principal, interest and other fees, charges, costs and expenses now or hereafter outstanding under this Note, notwithstanding timely payments by the Borrower in accordance with the times and schedules for payments hereunder, and whether or not any such default or failure has occurred. The Borrower agrees that, in exercising its discretion, the Bank may make demand for any reasons which it deems appropriate, and such reasons may be related or unrelated to the Borrower, its business or financial condition or prospects. The Bank's right to make demand is a continuing right, and acceptance by the Bank of any payment after demand shall not be deemed a waiver of such right to make demand on any other occasion.



Witness:                                        BITSTREAM INC.

                                                By: /s/ Anna M. Chagnon
/s/ Paul Trevithick                                 --------------------
-------------------
                                                Name: Anna Chagnon
                                                      -------------------
                                                Title: Vice President, Finance
                                                       And Administration


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